Exhibit 5.1

Law Offices

Silver, Freedman, Taff & Tiernan LLP

A Limited Liability Partnership Including Professional Corporations

3299 K STREET, N.W., SUITE 100

WASHINGTON, D.C. 20007

(202) 295-4500

WWW.SFTTLAW.COM

November 3, 2017

MB Financial, Inc.

800 West Madison Street

Chicago, Illinois 60607

Ladies and Gentlemen:

We have acted as special counsel to MB Financial, Inc., a Maryland corporation (the “Company”), in connection with the offering by the Company of up to 1,653,626 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, which may be sold from time to time pursuant the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”) set forth in the Prospectus Supplement (as defined below).  The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”), which became effective on November 3, 2017 (File No. 333-221322) (the “Registration Statement”), including a base prospectus dated November 3, 2017 (the “Base Prospectus”) and a prospectus supplement relating to the Shares and the Plan dated November 3, 2017 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”).

In connection with our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Company’s charter and bylaws, resolutions of the Company’s Board of Directors, certificates of public officials, certificates of corporate officers and such other documents and corporate records as we have deemed appropriate for the purpose of rendering this opinion.  We have assumed without investigation the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity, accuracy and completeness of the originals of such copies.  We also have assumed the due authorization of such documents by all parties other than the Company and the taking of all requisite action respecting such documents by all parties other than the Company, the due execution and delivery of such documents by each party other than the Company and have additionally assumed that all agreements are valid and binding agreements of all parties to such agreements, other than the Company.  In addition, we have assumed the accuracy of certifications of public officials, government agencies and departments, corporate officers and other individuals on which we are relying, and have made no independent investigations thereof.  We have further assumed that the Shares issuable pursuant to the Plan will continue to be duly authorized at the respective times of such issuances.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Shares will be, when and if issued, sold and paid for in accordance with and as contemplated by the Plan, validly issued, fully paid and non-assessable.

In rendering the opinion set forth herein, we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Maryland, as currently in effect. This opinion is limited to the facts bearing on this opinion as they exist on the date of this opinion. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on November 3, 2017, and to the reference to our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinion expressed herein is a matter of professional judgment and is not a guarantee of result.

Very truly yours,

/s/ SILVER, FREEDMAN, TAFF & TIERNAN LLP
SILVER, FREEDMAN, TAFF & TIERNAN LLP